                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant 'SS'240.14a-12


                        MEDIA AND ENTERTAINMENT.COM, INC.
                        ---------------------------------
                (Name of Registrant as Specified In Its Charter)

              ----------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1)  Title of each class of securities to which transaction applies:
         __________________________
    (2)  Aggregate number of securities to which transaction applies:
         __________________________
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ________________________________________________________
    (4)  Proposed maximum aggregate value of transaction:
         __________________________________
    (5)  Total fee paid:
         ________________________________________________________________
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1)  Amount Previously Paid: $______________
    (2)  Form, Schedule or Registration Statement No.: _________________
    (3)  Filing Party: _________________
    (4)  Date Filed: __________________

                                       i





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                        MEDIA AND ENTERTAINMENT.COM, INC.
                        10120 S. Eastern Ave., Suite 200
                             Las Vegas, Nevada 89052

                            Notice of Special Meeting

To our Stockholders:

         A Special Meeting of Shareholders will be held on October 10, 2002, at our corporate office, 10120 S. Eastern Ave., Suite 200, Las Vegas, Nevada 89052, at 10:00 a.m. local time. At the meeting, we will ask Shareholders:

         o To approve an amendment to our articles of incorporation increasing the number of authorized shares of common stock from 20,000,000 shares to 50,000,000 shares.

         o        To approve our 2002 Employee Stock Incentive Plan.

         You must be a Shareholder of record as of the close of business on September 9, 2002, to be entitled to notice of, and to vote at, the Special Meeting. A list of Shareholders entitled to vote at the Special Meeting will be available at the Special Meeting, for examination by any Shareholder .

                                         By Order of the Board of Directors,


Las Vegas, Nevada
September 25, 2002                       Benedict Paglia
                                         Secretary


                             Your Vote is Important

         Whether or not you plan to attend the Special Meeting, please promptly complete, sign and date your enclosed proxy card, which is solicited by the Board of Directors, and return it to us in the enclosed envelope. You may revoke your proxy at any time before it is voted. If you do execute a proxy, you may still attend the Special Meeting and vote in person if you prefer.

                        MEDIA AND ENTERTAINMENT.COM, INC.
                        10120 S. Eastern Ave., Suite 200
                             Las Vegas, Nevada 89052

                                 PROXY STATEMENT

                      Information About the Special Meeting

Information About Attending the Special Meeting

A Special Meeting of Shareholders will be held at our corporate offices located at 10120 S. Eastern Ave., Suite 200, Las Vegas, Nevada 89052 on October 10, 2002 at 10:00 a.m. local time. All Shareholders of record at the close of business on September 9, 2002, may attend and vote at the Special Meeting.

Information About this Proxy Statement


         We sent you this Proxy Statement and the enclosed Proxy Card because our Board of Directors is soliciting your proxy to vote your shares at the Special Meeting. This Proxy Statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and that is designed to assist you in voting your shares. We began mailing these proxy materials on September 25, 2002 to all shareholders of record at the close of business on September 9, 2002. We will bear the entire expense of soliciting these proxies by use of the mails.


Information About Voting

         You can vote on matters coming before the Special Meeting by proxy or in person:

         o For or against the proposed amendment to our articles of incorporation that would increase the number of authorized shares of common stock from 20,000,000 shares to 50,000,000 shares.

         o        For or against approval of our 2002 Employee Stock Incentive
                  Plan.

         If you vote by proxy, you can vote by signing, dating and returning the proxy card. If you do this, the individuals named on the card will be your proxies and they will vote your shares in the manner you indicate.

         If you do not indicate instructions on the card, your proxies will vote your shares For the proposed amendment to our articles of incorporation that would increase the number of authorized shares of common stock to 50,000,000 shares, and For the 2002 Employee Stock Incentive Plan.

         If you vote in person, you may attend the Special Meeting and cast your vote there. You may do this even if you have signed and returned the enclosed proxy card.

         You may revoke the proxy at any time before it is voted by:

         o Sending a written notice of revocation to our Secretary, Benedict Paglia,

         o        Delivering a later dated proxy, or

         o        Voting in person at the Special Meeting.

         If you want to vote at the Special Meeting, but your shares are held in the name of a broker or other nominee, you should obtain a proxy from your nominee naming you as its proxy to vote the shares.

Information About Votes Necessary for Action to be Taken

         As of September 9, 2002, we had outstanding 12,367,301 shares of common stock, our only outstanding securities entitled to vote. Each share has one vote. Only Shareholders of record as of the close of business on September 9, 2002, will be entitled to vote at the Special Meeting. The presence at the Special Meeting, either in person or by proxy, of holders of at least a majority of the shares outstanding on September 9, 2002, is necessary to have a quorum allowing us to conduct business at the Special Meeting.

         The following votes are required to approve each Proposal at the Special Meeting:

         o A majority of the outstanding shares is required for the amendment to our articles of incorporation that would increase the number of shares of authorized common stock to 50,000,000 shares.

         o A majority of votes cast is required for approval of the 2002 Employee Stock Incentive Plan.

         Proxies marked "abstain" with respect to any of the proposals will only be counted for the purpose of determining the presence of a quorum. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

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




                                   Proposal 1

    Proposed Amendment to Articles of Incorporation Increasing the Authorized
            Common Stock from 20,000,000 Shares to 50,000,000 Shares

         Our Board of Directors proposes and seeks your approval of an amendment to our articles of incorporation increasing the number of authorized shares of common stock from 20,000,000 shares to 50,000,000 shares. As of September 9, 2002, 12,367,301 shares of common stock were outstanding. Although no warrants or options are outstanding, approximately 3 million shares of common stock are reserved for issuance under the terms of various management employment contracts. See "Securities Ownership" below.

         We are in urgent need of financing to operate our business. Our current financial resources will not be sufficient to sustain our business more than 30 days unless we are able to obtain additional equity and/or debt financing.


         We plan to raise a minimum of $50,000 to a maximum of $2,000,000 through a self-underwritten private placement to only accredited investors of our equity securities. The net proceeds, after offering expenses, will be used for working capital. The offering will consist of shares of a series of our preferred stock and warrants to be sold in units. The preferred stock will be convertible, into common stock at approximately a 15% discount to the mean closing bid and asked prices of our common stock. Based upon a 15% discount to the mean closing bid and asked prices of a share of our common stock for the ten (10) trading days ended September 9, 2002, we anticipate that a minimum of 83,334 shares and a maximum of 3,333,334 shares of common stock will be required if all $2,000,000 stated amount of shares of preferred stock are converted at $.60 per common share, without giving effect to the payment in kind of interest.

         The preferred stock will pay an 8% per annum dividend payable in additional shares of preferred stock. It is expected that the warrants included in the units will be issued on approximately a one-for-six basis to each share of preferred stock. Each class A warrant will be exercisable at $2.50 per warrant for one share of common stock plus one class B warrant. Each class B warrant will be exercisable at $5.00 per warrant for one share of common stock and one class C warrant, exercisable at $10.00 per warrant for one share of common stock.

         We do not have sufficient authorized Common Stock available for this private placement. It is extremely important that shareholders vote in favor of this proposal to increase our authorized common stock. If we are unable to obtain financing from the proposed private placement, or otherwise, we may have to close or curtail our operations.


         The additional shares also would be available for stock options and other employee benefit plans, for stock splits and dividends to satisfy outstanding obligations and for possible acquisitions. We do not currently have any plans, agreements or commitments or understandings for the issuance of additional shares of common stock, except for the proposed private placement and the adoption of the Employee Stock Incentive Plan described below. Depending upon the circumstances, issuance of additional shares of common stock could affect existing stockholders by diluting the voting power of the outstanding shares. Shareholders do not have preemptive rights under our Articles of Incorporation and will not have such rights with respect to the additional authorized shares of common stock.


         Although the Board of Directors does not consider the proposed amendment to be an anti-takeover proposal, our ability to issue additional common stock could also be used to discourage hostile takeover attempts. Among other things, the additional shares could be privately placed, diluting the stock ownership of persons seeking to obtain control of the company, or the Board could adopt a shareholders' rights plan that would provide for the issuance of additional shares of common stock if certain purchases occur that are not approved by the Board of Directors.


         Although the Board of Directors has no current plans to propose measures to shareholders that may have the effect of discouraging takeovers, antitakeover measures may be proposed if warranted from time to time in the

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Board's judgment. In addition, the Board of Directors may adopt other measures or enter into agreements that could have the effect of discouraging takeovers, but that do not require shareholder approval.

         Approval of this amendment to the Articles of Incorporation requires approval by a majority of the outstanding shares of common stock. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against the proposal.

         The Board of Directors Recommends That You Vote "FOR" Proposal 1.

                                   Proposal 2.
                Approval of the Media and Entertainment.com, Inc.
                       2002 Employee Stock Incentive Plan

Description of 2002 Plan

         Our Board of Directors has unanimously recommended, and at the meeting our shareholders will be asked to approve, the adoption of the Media and Entertainment.com, Inc. 2002 Employee Stock Incentive Plan (the "2002 Plan"). A brief summary of the 2002 Plan appears below.


         The purpose of the 2002 Plan is to afford an incentive to employees, corporate officers and other key persons to acquire a proprietary interest in our company and to attract and retain key personnel. A total of 5,000,000 shares of common stock are authorized and have been reserved for issuance under the 2002 Plan. The 2002 Plan provides for the granting of both non-qualified stock options and "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, stock appreciation rights and restricted stock awards. Incentive stock options may be granted to individuals who, at the time of grant, are employed by us or any of our subsidiaries. Non-qualified stock options may be granted to our directors, officers, employees, consultants, agents or independent contractors or of any of our subsidiaries. Under the 2002 Plan, no options may be granted after August 5, 2012.


         The 2002 Plan is administered by the Stock Option Committee. Subject to the terms of the 2002 Plan, the Stock Option Committee has full and final authority to (a) determine the persons to be granted options, (b) determine the number of shares subject to each option and whether or not options shall be incentive stock options or non-qualified stock options, (c) determine the exercise price per share of the options (which, in the case of incentive stock options, may not be less per share than 100%, and in the case of incentive stock options granted to 10% shareholders, may not be less per share than 110%, of the fair market value per share of our common stock on the date the option is granted), (d) determine the time or times when each option shall be granted and become exercisable and (e) make all other determinations under the 2002 Plan. In determining persons who are to receive options and the number of shares to be covered by each option, the Stock Option Committee will consider the person's position, responsibilities, service, accomplishments, present and future value to our company, the anticipated length of his or her future service, and other relevant factors.

         An optionee whose relationship with us or any related corporation ceases for any reason (other than termination for cause, death or total disability, as such terms are defined in the 2002 Plan) may exercise options in the three-month period following such cessation (unless such options terminate or expire sooner by their terms). Upon termination for cause, options expire immediately, and upon the death or total disability of an optionee during the term of employment or within a three-month period from termination (other than for cause), options may be exercised by a legatee or legatees of such optionee under such individual's last will and testament or by his or her personal representatives or distributees, at any time within 12 months (or, in the case of incentive stock options, three months) after his or her death or total disability (unless such options terminate or expire sooner by their terms). Unexercised options granted under the 2002 Plan shall terminate upon a merger, reorganization or liquidation of the company; however, immediately prior to such a transaction, optionees may exercise such options without regard to whether the vesting requirements have been satisfied.

         A total of 9 employees are currently eligible to participate in the 2002 Plan along with non-employee directors and other key persons with a business relationship to the company. No options or stock awards have been

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allocated under the 2002 Plan to officer or any of our executive officers. We do not have any other stock option or other equity compensation plans except as set forth under "Securities Ownership" Below.

Certain Federal Income Tax Consequences of the 2002 Plan

         An optionee will recognize no taxable income at the time an option is granted.

         Incentive Stock Options

         An optionee will recognize no taxable income at the time of exercise of an incentive stock option. If the optionee makes no disposition of the acquired shares within two years after the date of grant of the incentive stock option, or within one year after the transfer of such shares, the employee will recognize no taxable income and any gain or loss that is realized on a subsequent disposition of such shares will be treated as long-term capital gain or loss. As to options exercised, the excess, if any, of the fair market value of the shares on the date of exercise over the option price will be an item of tax preference for purposes of computing the alternative minimum tax.

         If the foregoing holding period requirements are not satisfied, the optionee will realize (i) ordinary income for federal income tax purposes in the year of disposition in an amount equal to the lesser of (a) the excess, if any, of the fair market value of the shares on the date of exercise over the option price thereof, or (b) the excess, if any, of the selling price over the optionee's adjusted basis of such shares (provided that the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized by such individual) and (ii) capital gain equal to the excess, if any, of the amount realized upon the disposition of shares over the fair market value of such shares on the date of exercise. The capital gain described in clause (ii) of the previous sentence will be long-term capital gain if the disposition is made more than one year after the exercise of the option (but is disqualified because it occurs within two years of the date of grant). We will be required to collect withholding taxes with respect to the income described in clause (i).

         Non-Qualified Stock Options

         An optionee will be required to include in their gross income as compensation (ordinary income) in the year of exercise of a non-qualified stock option the difference between the fair market value on the exercise date of the shares transferred and the option price. We will be required to collect withholding taxes with respect to such income. On the sale or disposition of the shares so received, the optionee will recognize capital gain equal to the excess, if any, of the amount realized over the fair market value of the shares as of the date of exercise. This will be long-term capital gain if the disposition is made more than one year after the option is exercised.

         Effect on Media and Entertainment.com, Inc.

         We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee is considered to be in receipt of compensation income in connection with the exercise of non-qualified stock options or, in the case of an incentive stock option, a disqualifying disposition of shares received upon exercise thereof. If the holding period requirements outlined above are met, no deduction will be available to us in connection with an incentive stock option. We may not be able to deduct compensation to certain employees to the extent compensation exceeds one million dollars per tax year. Covered employees include the chief executive officer and the four other highest compensated officers of our company for that tax year. Certain performance-based compensation including stock options are exempt provided that, among other things, the stock options are granted by a compensation committee of the Board of Directors which is comprised solely of two or more outside directors and the plan under which the options are granted is approved by shareholders. The 2002 Employee Stock Incentive Plan will not qualify as performance-based compensation.

         The Board of Directors recommends that you vote FOR Proposal 2.

                                       5





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                              SECURITIES OWNERSHIP

         The following table indicates how many shares of common stock were beneficially owned, as of September 9, 2002 by (1) each person known by us to be the owner of more than 5% of the outstanding shares of common stock, (2) each director, (3) each executive officer and (4) all directors and executive officers as a group. In general, "beneficial ownership" includes those shares a person has the power to vote or the power to transfer, and stock options and other rights to acquire common stock that are exercisable currently or become exercisable within 60 days. Except as indicated otherwise, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. We based our calculation of the percentage owned on 12,367,301 shares outstanding on September 9, 2002. The address of each of the directors and executive officers listed below is c/o Media and Entertainment.com, Inc., 10120 S. Eastern Ave., Suite 200, Las Vegas, Nevada, 89052 unless otherwise noted.


                                   Amount and Nature of                  Percentage of
Name                               Beneficial Ownership             Outstanding Shares Owned
----                               --------------------             ------------------------
Roger Paglia (1)                       2,451,330 (2)                          19.3%

Jon Jannotta                           3,009,966 (2)                          22.7%

Benedict Paglia (1)                    1,111,420 (2)                           8.4%

Bernard Grossman                         472,984 (2)                           3.7%

Nana Yalley                            1,122,007 (2)                           8.9%

Caesar Collazo                         1,109,658 (2)                           8.8%

Scott Bleazard
500 N. Rainbow Blvd., Suite 300
Las Vegas, Nevada 89107                  640,000                               5.1%

All Directors and executive officers
as a group (5 persons)                 8,167,707 (3)                          54.6%


---------------------

(1)  Roger and Benedict Paglia are brothers.


(2) Includes an aggregate of 326,330 shares issuable to Roger Paglia; 844,966 shares issuable to Jon Jonnotta; 911,420 shares issuable to Benedict Paglia; 272,984 shares issuable to Bernard Grossman, 222,007 shares issuable to Nana Yalley and 209,658 shares issuable to Caesar Collazo, under the terms of their respective employment agreements, as amended. These shares will be issued in lieu of all accrued and unpaid salary as of June 30, 2002. Does not include options to purchase up to 5% of the issued and outstanding common stock on the date of commencement of each of the employment contracts.


             Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and persons who own more than ten percent of our equity securities are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of those reports we received or written representations that no other reports were required for those persons, we are not aware of any failures to file reports or report transactions in a timely manner during the fiscal year ended December 31, 2001.

                       By Order of the Board of Directors,


Las Vegas, Nevada
September 25, 2002                           Benedict Paglia
                                             Secretary


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



                                                                      Appendix 1

                        Media and Entertainment.com, Inc.
                        10120 S. Eastern Ave., Suite 200
                             Las Vegas, Nevada 89052

                                      PROXY

         The undersigned, a holder of Common Stock of MEDIA AND ENTERTAINMENT.COM, INC., a Nevada corporation (the "Company"), hereby appoints Roger Paglia and Benedict Paglia, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Special Meeting of Shareholders of the Company to be held on October 10, 2002 and any adjournments thereof, as follows:

         1. TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 SHARES TO 50,000,000 SHARES.

                  [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

         2. TO APPROVE THE MEDIA AND ENTERTAINMENT.COM, INC. 2002 EMPLOYEE STOCK INCENTIVE PLAN.

                  [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

         The undersigned hereby revokes any other proxy to vote at such Special Meeting or any adjournments thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS HEREON. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF PROPOSALS 1 AND 2.


         The undersigned acknowledges receipt of a copy of the Notice of Special Meeting and the accompanying Proxy Statement dated September 25, 2002 relating to the Special Meeting.


                             Date: _____________________________, 2002

                             _________________________________________

                             _________________________________________
                               Signature(s) of Stockholder(s)

                             The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.


         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS MEDIA AND ENTERTAINMENT.COM, INC. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.





                         STATEMENT OF DIFFERENCES
                         ------------------------
The section symbol shall be expressed as................................ 'SS'